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[PLAYBOY BUNNY LOGO]            PLAYBOY
                                POLICY

DATE:           March 1, 1990           ISSUED BY:                  M.L. Bennett
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DATE EFFECTIVE: November 9, 1989        CODE:            313-1 (replaces 8/1/82)
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SUBJECT:        PERSONAL AND RESIDENTIAL SECURITY - ALARM INSTALLATIONS
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I.    Purpose
      -------

      The purpose of this policy is to establish criteria under which certain directors, officers or other employees, or those with an ongoing contractual relationship with Playboy Enterprises, Inc., may become eligible to have their primary residence protected by a residential security alarm system and/or receive bodyguard and related protections, at Company expense.


II.   Eligibility
      -----------

      Those senior executives in Groups I and II under the Company's Policy on Organization and Titles are eligible for inclusion in this portion of the Executive Protection Program. All other officers may become eligible if they occupy highly visible or controversial positions.

      In certain rare instances, other employees, or non-employees performing services for the Company under the terms of a contract, may become eligible for an alarm installation and/or bodyguard and related protections, depending on the nature of the perceived threat to the person's safety and its likely duration. An example would be an employee who became embroiled in controversy likely to result in personal danger, as a result of lawful and otherwise proper actions taken as a Company representative.


III.  Approval
      --------

      All alarm installations must be approved in writing by the employee's supervisor and the Chief Executive Officer.


IV.  Protection to be Provided
     -------------------------

     Each eligible participant will be furnished a security alarm installation at his or her primary residence, to include the following:
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PERSONAL AND RESIDENTIAL SECURITY -                      DATE EFFECTIVE: 11/9/89
  ALARM INSTALLATIONS                                                CODE: 313-1
PAGE 2 OF 2


      A.    Perimeter protection of external windows, doors, sky lights, etc.

      B.    Smoke and heat alarms.

      C.    Independent power source.

      D.    Related connections, thermostats, and control units.

      E. Other sub-systems (such as an interior intercom system, ultrasonic alarms, etc.), depending on residence design, executive's lifestyle and number of family members.

      In the event the personal safety of a person eligible under this policy is threatened, professional bodyguard protection will be provided. This will consist of obtaining the services of experienced and trained persons in the field of personal protection.

      The Chairman and Chief Executive Officer will be furnished with a security alarm installation at the residences in Chicago and Los Angeles.


V.    Implementation
      --------------

      Under written notification that the employee or executive has been approved for an alarm installation, the Executive Vice President, Law and Administration will prepare a written plan specifically recommending certain kinds of equipment and subsystems. The objective will be to provide a reasonable degree of security consistent with the residence design, type of construction, location, lifestyle of the person(s) involved, and other factors. The Executive Vice President, Law and Administration will also take an active role in procuring the services of persons trained in providing bodyguard protection as the need arises.

      The Company will pay 100% of the cost of providing an alarm installation and/or bodyguard protection for senior officers in Groups I and II. The Company will enter into a cost sharing agreement with all others who may become eligible under this policy whereby the Company will pay 50% of the cost of the alarm installation or bodyguard service provided and the recipient 50%. The executive may add subsystems or an increased level of protection at his or her expense.

      The Executive Vice President, Law and Administration and his or her representative will contract for the installation of an alarm system from a reputable state-of-the-art alarm company and supervise its installation.

VI.   Recordkeeping
      -------------

      All written records pertaining to security alarm installations and bodyguard services provided will be considered confidential and kept in the custody of the Executive Vice President, Law and Administration.